Exhibit 99

                             JOINT FILER INFORMATION

Name of Joint Filer:           Blackstone CCC Offshore Capital Partners L.P.

Address:                       C/O The Blackstone Group
                               345 Park Avenue
                               New York, New York 10154

Designated Filer:              Blackstone CCC Capital Partners L.P.

Issuer:                        Centennial Communications Corp.

Trading Symbol:                CYCL

Date of Earliest Transaction:  March 2, 2007

Signature:                     BLACKSTONE CCC OFFSHORE CAPITAL
                               PARTNERS L.P.

                               By: Blackstone Management Associates III L.L.C., as General Partner

                                    By:  /s/ Robert L. Friedman
                                         ----------------------
                                         Name:  Robert L. Friedman
                                         Title: Member

                             JOINT FILER INFORMATION

Name of Joint Filer:           Blackstone Family Investment Partnership III L.P.

Address:                       C/O The Blackstone Group
                               345 Park Avenue
                               New York, New York 10154

Designated Filer:              Blackstone CCC Capital Partners L.P.

Issuer:                        Centennial Communications Corp.

Trading Symbol:                CYCL

Date of Earliest Transaction:  March 2, 2007

Signature:                     BLACKSTONE FAMILY INVESTMENT
                               PARTNERSHIP III L.P.

                               By: Blackstone Management Associates III L.L.C., as General Partner

                                    By:  /s/ Robert L. Friedman
                                         ----------------------
                                         Name:  Robert L. Friedman
                                         Title: Member